Exhibit 99.1

SWS Reports Significant Increase in Second Fiscal Quarter Earnings

Net Income Totaled $12.9 Million on Net Revenues of $74.3 Million

DALLAS, Feb. 6, 2007 – SWS Group, Inc. (NYSE: SWS) today reported net income of $12.9 million, or diluted earnings per share (EPS) of 48 cents, on net revenues of $74.3 million for the company’s second fiscal quarter ended Dec. 29, 2006. Net revenue is defined as total revenue less interest expense.

Net income and EPS from continuing operations increased 59 percent and 55 percent, respectively, and net revenues increased 14 percent from the prior year’s second quarter when SWS earned $8.1 million, or diluted EPS of 31 cents, on net revenues of $65.3 million. Book value per share increased 10 percent to $11.71 from $10.67.

SWS recorded net revenues from continuing operations in the first half of fiscal 2007 of $144.6 million, net income of $23 million and diluted EPS of 85 cents, compared with net revenues of $129.4 million, income of $14.8 million and diluted EPS from continuing operations of 56 cents a year earlier.

All references in this press release and accompanying financial statements to amounts per share and number of shares outstanding have been restated to give retroactive effect to the 3-for-2 stock split declared Nov. 30, 2006. The additional shares were distributed on Jan. 2, 2007.

“Financial market conditions and the general business environment improved during the second quarter,” said Chief Executive Officer Donald W. Hultgren. “Our business segments continued to perform well, and the company made excellent progress.”

Second quarter net revenues increased $9 million from year-ago levels and were positively impacted by a $2.3 million increase in the value of the company’s holding of NYSE Group, Inc.

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SWS Group Announces Second Quarter Results / 2

(NYX) stock. Additionally, the company received $2.3 million in tax-free proceeds from a company-owned insurance contract. The company uses corporate-owned insurance as one component of its deferred compensation plan. Continuing the trend from the first quarter of fiscal 2007, the company’s results benefited from loan growth at the bank and increased average balances and spreads in the company’s securities lending business. Commission and fee revenue growth in the retail segment also contributed to increased net revenue.

Six-month net revenues rose $15.2 million. In addition to the items impacting the quarter, six-month results reflect increases in investment banking, advisory and administrative fees of $2.3 million as a result of increased fees from corporate finance. A $1 million decline in clearing revenues and a $2.8 million decline in commissions also impacted the first half of fiscal 2007. The decrease in clearing revenues was attributable to lower revenue from general securities correspondents, and the decrease in commissions reflected the sale of a line of business – institutional sales – in the third quarter of the prior fiscal year.

Operating expenses increased $2.2 million for the second quarter as compared with the second quarter results in the prior fiscal year. The largest increase – commissions and other employee compensation – was primarily a result of increased business profitability. Operating expenses for the six-month period increased $4 million. As in the quarter-to-quarter comparison, the largest increase for the six-month period was in commissions and other employee compensation, also largely the result of increased business profitability.

Active markets benefit the company’s clearing business, and rising equity indices suggest a good environment for its retail brokerage segment. Average daily volume on the New York Stock Exchange rose 11.4 percent for fiscal 2007. From the end of the second quarter of fiscal 2006 to the second quarter of fiscal 2007, the Dow Jones Industrial Average increased 16.3 percent, the S&P 500 Index rose 13.6 percent, and the Nasdaq Composite Index was up 9.5 percent.

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SWS Group Announces Second Quarter Results / 3

“We are encouraged by the increased volumes and positive direction of the securities markets,” Hultgren said. “A continuation of current market trends should bode well for the company’s financial performance.” Hultgren noted that Southwest Securities’ new Private Client Group office in North Dallas opened on January 29 with nine financial advisors and expansion space for over 20 additional advisors.

“The company is closely monitoring the housing market in North Texas,” Hultgren said. “To date, the company’s banking subsidiary is performing well with no significant deterioration in loan performance.”

Year-to-date, Southwest Securities processed 8,231,010 securities transactions, an increase of 66 percent over the 4,969,401 transactions processed in the first half of the prior fiscal year. Clearing revenues decreased despite the improvement in transaction volume, as much of the additional business was from high-volume trading customers who use fewer services and thus pay lower fees per transaction than general securities correspondents. The correspondent count at the end of the second quarter was 215, down one from a year earlier.

SWS Group, Inc. is a Dallas-based holding company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., Southwest Securities, FSB, SWS Financial Services, Inc., and Southwest Insurance Agency.

This release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, customer margin loan activity, credit worthiness of our correspondents and customers, demand for housing, and those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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SWS Group Announces Second Quarter Results / 4

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

December 29, 2006 and June 30, 2006

(In thousands, except par values and share amounts)

	December 29, 2006	June 30, 2006
Assets	(Unaudited)
Cash	$80,425	$41,674
Assets segregated for regulatory purposes	338,792	345,028
Receivable from brokers, dealers and clearing organizations	2,694,493	2,821,512
Receivable from clients, net of allowances	337,117	373,245
Loans held for sale, net	128,209	124,874
Loans, net	712,747	642,541
Securities owned, at market value	158,053	159,004
Securities purchased under agreements to resell	44,633	63,636
Goodwill	7,552	7,552
Marketable equity securities available for sale	4,224	3,593
Other assets	84,307	75,192

Total assets	$4,590,552	$4,657,851

Liabilities and Stockholders’ Equity
Short-term borrowings	$10,680	$30,500
Payable to brokers, dealers and clearing organizations	2,622,955	2,775,564
Payable to clients	597,276	617,697
Deposits	803,842	705,894
Securities sold under agreements to repurchase	10,002	7,719
Securities sold, not yet purchased, at market value	82,023	96,909
Drafts payable	26,633	29,144
Advances from Federal Home Loan Bank	59,337	47,094
Other liabilities	57,914	57,217

Total liabilities	4,270,662	4,367,738

Minority interest in consolidated subsidiaries	883	641

Commitments and contingencies

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, issued 27,927,174 and outstanding 27,247,393 shares at December 29, 2006; issued 27,424,611 and outstanding 26,591,891 shares at June 30, 2006	2,792	1,828
Additional paid-in capital	266,857	255,331
Retained earnings	53,201	37,968
Accumulated other comprehensive income – unrealized holding gain (loss), net of tax	1,656	1,225
Deferred compensation, net	1,604	1,610
Treasury stock (679,781 shares at December 29, 2006 and 832,720 shares at June 30, 2006, at cost)	(7,103)	(8,490)

Total stockholders’ equity	319,007	289,472

Total liabilities and stockholders’ equity	$4,590,552	$4,657,851

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SWS Group Announces Second Quarter Results / 5

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the three and six months ended December 29, 2006 and December 30, 2005

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended December 29, 2006	Three Months Ended December 30, 2005	Six Months Ended December 29, 2006	Six Months Ended December 30, 2005
Revenues:
Net revenues from clearing operations	$3,056	$3,449	$6,127	$7,166
Commissions	24,360	25,057	43,299	46,127
Interest	74,877	50,868	144,782	102,960
Investment banking, advisory and administrative fees	8,050	6,931	18,425	16,107
Net gains on principal transactions	5,655	3,844	13,853	8,844
Other	9,111	6,855	14,769	12,571

Total revenue	125,109	97,004	241,255	193,775

Interest expense	50,802	31,727	96,607	64,333

Net revenues	74,307	65,277	144,648	129,442

Non-Interest Expenses:
Commissions and other employee compensation	40,837	37,469	81,681	75,292
Occupancy, equipment and computer service costs	5,489	5,930	10,829	11,567
Communications	2,103	2,250	4,289	4,652
Floor brokerage and clearing organization charges	1,106	798	2,276	2,093
Advertising and promotional	604	673	1,059	1,326
Other	4,841	5,653	10,467	11,653

Total non-interest expenses	54,980	52,773	110,601	106,583

Income from continuing operations before income tax expense	19,327	12,504	34,047	22,859
Income tax expense	6,422	4,379	11,059	8,108

Income from continuing operations	12,905	8,125	22,988	14,751
Discontinued operations:
Income from discontinued operations	45	1,047	86	1,801
Income tax expense	(14)	(345)	(27)	(599)
Minority interest	(5)	(62)	(9)	(91)

Income from discontinued operations	26	640	50	1,111

Income before cumulative effect of change in accounting principles	12,931	8,765	23,038	15,862
Cumulative effect of change in accounting principles, net of tax of $40	—	—	—	75

Net income	12,931	8,765	23,038	15,937
Net income recognized in other comprehensive income	456	202	431	460

Comprehensive income	$13,387	$8,967	$23,469	$16,397

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SWS Group Announces Second Quarter Results / 6

	Three Months Ended December 29, 2006	Three Months Ended December 30, 2005	Six Months Ended December 29, 2006	Six Months Ended December 30, 2005
Earnings per share – basic
Income from continuing operations	$0.48	$0.31	$0.86	$0.57
Income from discontinued operations	—	0.03	—	0.04
Cumulative effect of change in accounting principles, net of tax	—	—	—	—

Net income	$0.48	$0.34	$0.86	$0.61

Weighted average shares outstanding – basic	26,836,292	26,030,746	26,654,548	26,011,387

Earnings per share – diluted
Income from continuing operations	$0.48	$0.31	$0.85	$0.56
Income from discontinued operations	—	0.02	—	0.04
Cumulative effect of change in accounting principles, net of tax	—	—	—	0.01

Net income	$0.48	$0.33	$0.85	$0.61

Weighted average shares outstanding – diluted	27,147,538	26,277,206	26,950,070	26,219,651

CONTACT:	Jim Bowman, Vice President – Corporate Communications, (214) 859-9335
jbowman@swst.com

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